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                                  EXHIBIT 99.1

                   INTRUSION.COM, INC. 1995 STOCK OPTION PLAN
                                   AS AMENDED

                                    SECTION 1

                            ESTABLISHMENT AND PURPOSE

         This Plan is established (i) to offer selected Employees of the Company or its Subsidiaries an equity ownership interest in the financial success of the Company, (ii) to provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility, and (iii) to en-courage equity participation in the Company by selected Employees. This Plan provides for the grant by the Company of Options to purchase Shares. Options granted under this Plan may include nonstatutory options as well as ISOs intended to qualify under section 422 of the Code.

                                    SECTION 2

                                   DEFINITIONS

         The following definitions shall be applicable to the terms used in this
Plan:

         (a) "BOARD OF DIRECTORS" shall mean the board of directors of the Company, as duly elected from time to time.

         (b) "CHANGE IN CONTROL" shall mean to have occurred at such time as either (i) any "person," as such term is used in section 14(d) of the Exchange Act, other than the Company, a wholly-owned Subsidiary of the Company or any employee benefit plan of the Company, or its Subsidiaries, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act (or any successor rule)), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company's Stock, or (ii) individuals who constitute the Board of the Directors on the effective date (as provided in Section 11 hereof) of this Plan (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person was a member of the Incumbent Board.

         (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as interpreted by the rules and regulations promulgated thereunder.

         (d) "COMMITTEE" shall mean a committee appointed by the Board of Directors in accordance with Section 3 of this Plan to implement, interpret and administer the Plan.

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         (e) "COMPANY" shall mean Intrusion.com, Inc., a Delaware corporation.

         (f) "DATE OR GRANT" shall mean the date on which the Committee grants an Option to an Optionee.

         (g) "DISINTERESTED DIRECTOR" shall mean a member of the Board of Directors who is not, during the one year prior to service as an administrator under this Plan (as described in Section 3 of this Plan) granted an Option pursuant to the terms of this Plan (or any other plan of the Company or any of its Subsidiaries) except (i) participation in a formula plan meeting the conditions of Rule 16b-3(c)(2)(ii) under the Exchange Act, (ii) participation in an ongoing securities acquisition plan meeting the conditions in Rule 16b-3(d)(2)(i) under the Exchange Act, (iii) an election to receive an annual retainer fee in either cash or an equivalent amount of securities of the Company, or partly in cash and partly in securities, or (iv) that participation in this Plan shall not disqualify a director for the purpose of administering another plan that does not permit participation by the Board of Directors; provided, that the scope of the exceptions in this paragraph shall automatically be reduced or expanded to the extent that Rule 16b-3 under the Exchange Act is amended to reduce or expand the scope of the exceptions thereunder.

         (h) "EMPLOYEE" shall mean each individual who performs services for the Company or its Subsidiaries, provided the relationship between such individual and the Company or its Subsidiaries is the legal relationship of employer and employee. This definition of "Employee" is subject to the definition set forth in section 3401(c) of the Code.

         (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and as interpreted by the rules and regulations promulgated thereunder.

         (j) "EXERCISE PRICE" shall mean the amount for which one or more Shares may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement. In no event shall the Exercise Price be less than the par value per Share.

         (k) "FAIR MARKET VALUE" shall mean (1) if the Stock of the Company is listed upon an established stock exchange or exchanges, the highest closing price of the Stock on such stock exchange or exchanges on the day in question or, if no sale of the Stock of the Company shall have been made on any stock exchange on such day, on the next preceding day on which there was a sale of the Stock, (2) if the Stock of the Company is not listed upon an established stock exchange, the mean between dealer "bid" and "ask" prices of the Stock in the New York over-the-counter market on the day in question, as reported by the National Association of Securities Dealers, Inc., and (3) if there is no public market for the Stock of the Company, such amount as the Board of Directors and the Committee, in their sole discretion, after taking all relevant facts into consideration, shall determine.

         (l) "ISO" shall mean a stock option which meets the requirements of section 422(b) of the Code.

         (m) "NONSTATUTORY OPTION" shall mean any Option granted by the Committee that does not meet the requirements of sections 421 through 424 of the Code, as amended.

         (n) "OPTION" shall mean either an ISO or Nonstatutory Option, as the context requires.


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         (o) "OPTIONEE" shall mean an individual who has been granted an Option.

         (p) "PERMANENT AND TOTAL DISABILITY" shall mean that an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An individual shall not be considered to suffer from Permanent and Total Disability unless such individual furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may reasonably require.

         (q) "PLAN" shall mean this 1995 Stock Option Plan of Intrusion.com, Inc., as amended from time to time.

         (r) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and as interpreted by the rules and regulations promulgated thereunder.

         (s) "SHARE" shall mean one share of Stock, as adjusted in accordance with Section 8 of this Plan (if applicable).

         (t) "STOCK" shall mean the common stock, $.01 par value, of the Company.

         (u) "STOCK OPTION AGREEMENT" shall mean the agreement executed between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the granting of an Option.

         (v) "SUBSIDIARY" shall mean any corporation as to which fifty percent (50%) or more of the outstanding voting stock or shares shall now or hereafter be owned or controlled, directly by a person, any Subsidiary of such person, or any Subsidiary of such Subsidiary.

         (w) "TEN-PERCENT STOCKHOLDER" shall mean a person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any Subsidiary at the date of grant of an Option, taking into account the attribution rules set forth in section 424 of the Code, as amended. For purposes of this definition, the term "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of an Option to an Optionee. The term "outstanding stock" shall not include reacquired shares or shares authorized for issuance under outstanding Options held by the Optionee or by any other person.

         Whenever appropriate, words used in the Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine.

                                    SECTION 3

                                 ADMINISTRATION

         (a) GENERAL ADMINISTRATION. This Plan shall be administered by the Committee, which shall consist of at least two persons, each of whom shall be a Disinterested Director who meets the requirements of an "outside director," as defined in Prop. Treas. Reg. Section 1.162-27(e)(3);


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provided, however, that a director who is a Disinterested Director will be treated as meeting the requirements of an "outside director" until the first meeting of stockholders at which directors are to be elected that occurs after January 1, 1996. The members of the Committee shall be appointed by the Board of Directors for such terms as the Board of Directors may determine. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, may be filled by the Board of Directors.

         (b) COMMITTEE PROCEDURES. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by a majority of all Committee members, shall be valid acts of the Committee. A majority of the Committee shall constitute a quorum.

         (c) AUTHORITY OF COMMITTEE. This Plan shall be administered by, or under the direction of, the Committee constituted in such a manner as to comply at all times with Rule 16b-3 (or any successor rule) under the Exchange Act. The Committee shall administer this Plan so as to comply at all times with the Exchange Act and, subject to the Code, shall otherwise have absolute and final authority to interpret this Plan and to make all determinations specified in or permitted by this Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business, including without limitation the authority to take the following actions:

                  (i) To interpret this Plan and to apply its provisions;
                  (ii) To adopt, amend or rescind rules, procedures and forms relating to this Plan;
                  (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;
                  (iv) To determine when Options are to be granted under this Plan;
                  (v) To select the Optionees;
                  (vi) To determine the number of Shares to be made subject to each Option;
                  (vii) To prescribe the terms, conditions and restrictions of each Option, including without limitation the Exercise Price and the determination whether an Option is to be classified as an ISO or a Nonstatutory Option;
                  (viii) To amend any outstanding Stock Option Agreement, subject to applicable legal restrictions and, where appropriate, the consent of the Optionee who entered into such agreement;
                  (ix) To establish procedures so that an Optionee may obtain a loan through a registered broker-dealer under the rules and regulations of the Federal Reserve Board, for the purpose of exercising an Option;
                  (x) To establish procedures for an Optionee (1) to have withheld from the total number of Shares to be acquired upon the exercise of an Option that number of Shares having a Fair Market Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the Exercise Price, and (2) to exercise a portion of an Option by delivering that number of Shares already owned by an Optionee having a Fair Market Value which shall equal the partial Exercise Price and to deliver the Shares thus acquired by such Optionee in payment of Shares to be received pursuant to the exercise of additional portions of the Option, the effect of which shall be that an Optionee can in sequence utilize such newly acquired shares in payment of the Exercise Price of the entire Option, together with such cash as shall be paid in respect of fractional shares;

                  (xi) To establish procedures whereby a number of Shares may be withheld from the total number of Shares to be issued upon exercise of an Option, to meet the obligation of withholding for federal and state income and other taxes, if any, incurred by the Optionee upon such exercise; and
                  (xii) To take any other actions deemed necessary or advisable for the administration of this Plan. All interpretations and determinations of the Committee made with respect to the granting of Options shall be final, conclusive, and binding on all interested parties. The Committee may make grants of Options on an individual or group basis. No member of the Committee shall be liable for any action that is taken or is omitted to be taken if such action or omission is taken in good faith with respect to this Plan or grant of any Option.

                                    SECTION 4

                                   ELIGIBILITY

         The Committee shall select certain Employees of the Company or its Subsidiaries to participate in this Plan; provided, however, that any Disinterested Directors who are serving as administrators of this Plan shall not be eligible for any Options nor shall any other person be eligible for any Options if the granting of a Option to such person would destroy the satisfaction by this Plan of the general exemptive conditions of Rule 16b-3 under the Exchange Act.

                                    SECTION 5

                             SHARES SUBJECT TO PLAN

         (a) BASIC LIMITATION. Shares offered under this Plan may be authorized but unissued Shares or Shares that have been reacquired by the Company. The aggregate number of Shares that are reserved and available for issuance under this Plan shall be two million, four hundred fifty thousand (2,450,000) Shares, subject to adjustment pursuant to Section 8 of this Plan. The Committee shall not issue more Shares than are available for issuance under this Plan. The number of Shares that are subject to unexercised Options at any time under this Plan shall not exceed the number of Shares that remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan.

         (b) INDIVIDUAL LIMITATION. Notwithstanding anything herein to the contrary, no Employee may be granted an Option, which in combination with other Options to such Employee under the Plan (regardless of whether such other Options have been exercised or cancelled), aggregates more then 50,000 Shares in any one year period.

         (c) ADDITIONAL SHARES. In the event any outstanding Option for any reason expires, is cancelled or otherwise terminates, the Shares allocable to the unexercised portion of such Option shall again be available for issuance under this Plan.

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                                    SECTION 6

                         TERMS AND CONDITIONS OF OPTIONS

         (a) TERM OF OPTION. The term of each Option shall be ten (10) years from the Date of Grant or such shorter term as may be determined by the Committee; provided, however, in the case of an ISO granted to a Ten-Percent Stockholder, the term of such ISO shall be five (5) years from the Date of Grant or such shorter time as may be determined by the Committee.

         (b) EXERCISE PRICE AND METHOD OR PAYMENT.
                  (i) EXERCISE PRICE. The Exercise Price shall be such price as is determined by the Committee in its sole discretion and set forth in the Stock Option Agreement; provided, however; that the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of the Shares subject to such option on the Date of Grant (or 110% in the case of an Option granted to an Optionee who is a Ten-Percent Stockholder on the Date of Grant).

                  (ii) PAYMENT OF SHARES. Payment for the Shares upon exercise of an Option shall be made in cash, by certified check, or by any other method of payment as may be permitted under applicable law and approved by the Committee.

         (c) EXERCISE OF OPTION.
                  (i) PROCEDURE FOR EXERCISE; RIGHTS OF SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times under such conditions as shall be determined by the Committee, including without limitation, performance criteria with respect to the Company or the Optionee, and in accordance with the terms of this Plan; provided, however, that in no event shall an Option be exercisable in whole or in part prior to one year from the Date of Grant or after the expiration of ten years from the Date of Grant. An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Stock Option Agreement by the Optionee entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any form of consideration and method of payment allowable under Section 6(b)(ii) of this Plan. Upon the receipt of notice of exercise and full payment for the Shares, the Shares shall be deemed to have been issued and the Optionee shall be entitled to receive such Shares and shall be a stockholder with respect to such Shares, and the Shares shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in
         Section 8 of this Plan.

                  Each exercise of an Option shall reduce, by an equal number, the total number of Shares that may thereafter be purchased under such Option.

                  (ii) TERMINATION OF STATUS AS AN EMPLOYEE. Except as provided in Subsections 6(c)(iii) and 6(c)(iv) below, an Optionee holding an outstanding Option who ceases to be an Employee of the Company for any reason may exercise the Option to the extent that the Optionee was entitled to exercise it on such date, but only until the earlier of the date (i) the Option held by the Optionee expires, or (ii) ninety (90) days after the date such

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         Optionee ceases to be an Employee, unless the Committee further extends such period in its sole discretion. To the extent that the Optionee was not entitled to exercise an Option on such date, or if the Optionee does not exercise it within the time specified herein, such Option shall terminate. The Committee shall have the authority to determine the date an Optionee ceases to be an Employee, and must provide to the Optionee such determination within fifteen (15) days. Leaves of absence approved by the Committee which conform to the policies of the Company shall not be considered termination of employment if the employer-employee relationship as defined under the Code otherwise continues to exist.

                  (iii) PERMANENT AND TOTAL DISABILITY. Notwithstanding the provisions of Section 6(c)(ii) above, in the event an Optionee is unable to continue to perform services for the Company or any of its Subsidiaries as a result of such Optionee's Permanent and Total Disability (and, for ISOs, at the time such Permanent and Total Disability begins, the Optionee was an Employee and had been an Employee since the Date of Grant), such Optionee may exercise an outstanding Option in whole or in part notwithstanding that such Option may not be fully exercisable, but only until the earlier of the date
         (i) the Option held by the Optionee expires, or (ii) twelve (12) months from the date of termination of services due to such Permanent and Total Disability. To the extent the Optionee does not exercise the Option within the time specified herein, such Option shall terminate.

                  (iv) DEATH OF AN OPTIONEE. Notwithstanding the provisions of
         Section 6(c)(ii) above, upon the death of an Optionee, any outstanding Option held by an Optionee shall terminate and be of no further effect; provided, however, that if at the time of death, the Optionee was an Employee (and, for ISOs, at the time of death, the Optionee was an Employee and had been an Employee since the Date of Grant), the Option may be exercised in whole or in part by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, notwithstanding that such Option may not have been fully exercisable on the date of the Optionee's death, but only until the earlier of the date (i) the Option held by the Optionee expires, or
         (ii) twelve (12) months from the date of the Optionee's death. To the extent the Option is not entitled to be exercised on such date or if the Option is not exercised within the time specified herein, such Option shall terminate.

         (d) NON-TRANSFERABILITY OF OPTIONS. Any Option granted under this Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and is nonassignable by operation of law or subject to execution, attachment or similar process. Any Option granted under this Plan can only be exercised during the Optionee's lifetime by such Optionee. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon the Option shall be null and void and without force or effect. No transfer of the Option by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option. The terms of any Option transferred by will or by the laws of descent and distribution shall be binding upon the executors, administrators, heirs and successors of the Optionee.

         (e) TIME OF GRANTING OPTIONS. Any Option granted hereunder shall be deemed to be granted on the Date of Grant. Written notice of the Committee's determination to grant an Option to an Employee, evidenced by a Stock Option Agreement, dated as of the Date of Grant, shall be given to such Employee within a reasonable time after the Date of Grant. Any ISO granted hereunder must be granted within ten years from the earlier of the date this Plan in adopted or the date this Plan in approved by the stockholders of the Company.

         (f) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair the Optionee's rights or obligations under such Option.

         (g) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase and other transfer restrictions as the Committee may determine in its sole discretion. Such restrictions shall be set forth in the applicable Stock Option Agreement.

         (h) SPECIAL LIMITATION ON ISOS. To the extent that the aggregate Fair Market Value (determined on the Date of Grant) of the Shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year under this Plan, and under all other plans maintained by the Company, exceeds $100,000, such Options shall be treated as Options that are not ISOs.

                                    SECTION 7

                               ISSUANCE OF SHARES

         As a condition to the issuance or transfer of any Shares issued under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act, or any other applicable securities laws, rules or regulations, or that such Shares have been registered under federal and all applicable state securities laws. The Company may refrain from delivering or transferring Shares issued under this Plan until the Committee has determined that the Optionee has tendered to the Company any and all applicable federal, state or local tax owed by the Optionee as the result of the receipt of a Option, the exercise of an Option or the disposition of any Shares issued under this Plan, in the event that the Company reasonably determines that it might have a legal liability to satisfy such tax. The Company shall not be liable to any person or entity for damages due to any delay in the delivery or issuance of any stock certificate evidencing any Shares for any reason whatsoever.

                                    SECTION 8

                          CAPITALIZATION ADJUSTMENTS;

                            MERGER; CHANGE IN CONTROL

         (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the aggregate number of Shares that have been authorized for issuance under this Plan, and the Exercise Price of any outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, payment of a stock dividend with respect to the Stock, recapitalization, combination or reclassification of the Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. Such adjustment shall be made by the Committee in its sole discretion, which adjustment shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

         (b) DISSOLUTION, LIQUIDATION, SALE OF ASSETS OR MERGER. In the event of the proposed dissolution or liquidation of the Company, or a proposed sale of all or substantially all of the assets of the Company, or the proposed merger of the Company with or into another corporation, any Options shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee; provided, however, that the Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Committee and give each Optionee the right to exercise the Optionee's Option as to all or any part of the Shares covered by such Option, including Shares as to which the Option would not otherwise be exercisable.

         (c) CHANGE IN CONTROL. Notwithstanding Section 8(b), in the event there occurs a Change in Control, the Committee may at its discretion permit the Optionees to exercise any outstanding Option held by such Optionee in whole or in part notwithstanding that such Option may not be fully exercisable.

                                    SECTION 9

                              NO EMPLOYMENT RIGHTS

         No provision of this Plan or under any Stock Option Agreement shall be construed to give any individual any right to remain an Employee of, or provide services to, the Company or any of its Subsidiaries or to affect the right of the Company or any subsidiary, as applicable, to terminate any individual's service at any time, with or without cause.

                                   SECTION 10

                              SHAREHOLDER APPROVAL

         (a) IN GENERAL. If this Plan is adopted by action of the Board of Directors prior to approval by the Company's stockholders, the Board of Directors, to continue and implement this Plan, shall submit this Plan to the stockholders of the Company for their approval. This Plan shall not become effective until such approval has been obtained.

         (b) AMENDMENTS. With respect to any amendment to this Plan adopted by the Committee that is required to be approved by the Company's stockholders pursuant to the terms of Section 11 of this Plan, such approval shall be obtained within twelve (12) months after the date such amendment is adopted by the Committee; provided, that such amendment shall not become effective until such approval has been obtained.

         (c) SOLICITATION OF APPROVAL. The approval by the Company's stockholders of this Plan, and their approval of any subsequent amendment to this Plan requiring their approval, shall be solicited (i) substantially in accordance with section 14(a) of the Exchange Act, or (ii) after the Company has furnished in writing to the stockholders entitled to vote substantially the same information concerning this Plan as that which would be required by the rules and regulations then in effect under section 14(a) of the Exchange Act.

                                   SECTION 11

                TERM OF PLAN; EFFECT OF AMENDMENT OR TERMINATION

         (a) TERM OF PLAN. This Plan shall become effective upon its adoption by the Board of Directors and will be subject to the approval by the stockholders of the Company in accordance with Section 10 above. This Plan shall continue in effect for a term of ten (10) years unless sooner terminated under this Section 11.

         (b) AMENDMENT AND TERMINATION. The Committee in its sole discretion may terminate this Plan at any time. The Committee may amend this Plan at any time in such respects as the Committee may deem advisable; provided, that the following amendments shall require approval of the holders of a majority of the outstanding Shares entitled to vote:

                  (i) Any change in the aggregate number of Shares that may be issued under this Plan, other than in connection with an adjustment under Section 8 of this Plan;
                  (ii) Any change in the designation of the individuals eligible to be granted Options; or
                  (iii) Any change in this Plan that would materially increase the benefits accruing to individuals under this Plan.

         (c) EFFECT OF TERMINATION. In the event this Plan is terminated, no Shares shall be issued under this Plan, except upon exercise of an Option granted prior to such termination. The termination of this Plan, or any amendment hereof, shall not affect any Shares previously issued to an Optionee or any Option previously granted under this Plan.

                                   SECTION 12

                                  GOVERNING LAW

         This plan and any and all Stock Option Agreements executed in connection with this Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.